Exhibit 5.1

717 TEXAS • SUITE 3300 • HOUSTON, TEXAS 77002.2712 TELEPHONE: +1.832.239.3939 • JONESDAY.COM
April 17, 2026
Better Home & Finance Holding Company
1 World Trade Center
285 Fulton Street, 80th Floor, Suite A
New York, New York 10007

Re:	Shares of Class A Common Stock Registered Under Registration Statement on
Form S-3 Filed by Better Home & Finance Holding Company.
Ladies and Gentlemen:
We have acted as counsel for Better Home & Finance Holding Company, a Delaware corporation (the “Company”), in connection with the registration for resale from time to time by Framework Ventures IV L.P., the selling stockholder listed in the Company's Registration Statement on Form S-3 to which this opinion is filed as an exhibit (as it may be amended from time to time, the “Registration Statement”), of up to 211,312 shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Shares”), as contemplated by the Registration Statement. The Shares may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).
In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable.
As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinion expressed herein.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

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